                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                      January 28, 2002 (January 24, 2002)

                           WESTERN DIGITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)
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
           Delaware                      001-08703                    33-095-6711
 (State or Other Jurisdiction           (Commission                  (IRS Employer
       of Incorporation)                File Number)              Identification No.)
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            20511 Lake Forest Drive
            Lake Forest, California                                92630
   (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (949) 672-7000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

         On January 24, 2002, Western Digital Corporation issued a press release announcing its financial results for its second quarter of the 2002 fiscal year. For its second quarter, the Company reported revenues of $575 million and net income of $9.2 million, or $.05 per share, before nonrecurring items. The results include an operating profit of approximately $15.3 million and unit shipments of 7.7 million by the Company's hard drive business. Including non-recurring items, the Company reported net income of $12.6 million, or $.07 per share, for its second quarter. Separately, the Company indicated that its previously announced transaction with Fujitsu (Thailand) Company, Ltd. to purchase a 155,000-square foot hard drive and head stack assembly building near Bangkok, Thailand has been completed.

         Attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively, are copies of the January 24, 2002 press release, an Investor Information Summary and the Consolidated Statements of Operations with additional financial information for the Company's second quarter of the 2002 fiscal year posted to the Company's website at www.westerndigital.com, all of which are incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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
   EXHIBIT     DESCRIPTION
   -------     -----------
   99.1        Press Release dated January 24, 2002, announcing the Company's financial results for its second quarter of the 2002 fiscal year.

   99.2        Investor Information Summary.

   99.3        Consolidated Statements of Operations.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2002

                                    WESTERN DIGITAL CORPORATION


                                    By:  /s/ Michael A. Cornelius
                                       -----------------------------------------
                                       Michael A. Cornelius
                                       Vice President, Law and Administration
                                       and Secretary



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